UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

RODON, INC.

(Exact name of registrant as specified in charter)

Nevada	333-164454	80-0347923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grace 27/365A, P.O. Puthiyara, Calicut, Kerala, India	673004
(Address of principal executive offices)	(Zip Code)

+91 495 274-4949

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01.  Changes in Control of Registrant.

On November 3, 2010, a change in control of Rodon, Inc. (the "Company") occurred when Yung Bo Wang sold all of his 2,500,000 common shares in a private share purchase transaction to Ummer Veedu.  Mr. Wang sold his shares to Mr. Veedu for cash consideration of $250,000.  Mr. Veedu now has voting control over 52.6% of the Company’s outstanding and issued common stock.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 3, 2010, the Company received a resignation notice from when Yung Bo Wang from all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Mr. Wang’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 3, 2010, the Company appointed Ummer Veedu as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Ummer Veedu has 14 years of experience in managing and leading multimillion dollar IT projects in India, the United States and in Canada.  He has worked in a leadership capacity to manage and deliver critical projects for companies such as IBM, JP Morgan Chase and various state and governmental departments both in the U.S. and in Canada.  Since 2007, Mr. Veedu has been a Technical Architect and Technical Team Lead with the Alberta Employment, Immigration and Industry Cúram Implementation Project, a project for the Government of Alberta.  From 2004 to 2007, Mr. Veedu was the Application Architect and Senior Technical Consultant with the Department of Workforce Development Enhanced Automated Benefits Legal Enterprise Services, a Department of the State of Wisconsin.

Mr. Veedu will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Veedu and any of our officers or directors.  Mr. Veedu has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 8.01.  Other Events

Effective November 3, 2010 the Company has moved the location of its principal office to Grace 27/365A, P.O. Puthiyara, Calicut, Kerala, India.  The Company’s new telephone number is +91 495 274-4949.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODON, INC.

Date: November 9, 2010	By: /s/ Ummer Veedu
Ummer Veedu, President